[Hydro Maid letterhead]

November 16, 1998

Shareholder
Environmental Systems & Solutions, Inc.

     Re: Agreement and Plan of Reorganization for the Acquisition of All of the Outstanding Shares of Common Stock of
               Environmental Systems & Solutions, Inc. by Cherokee Minerals and Oil, Inc. (the "Plan)

Dear ESSI Shareholder:

     I am contacting you on behalf of Environmental Systems & Solutions, Inc. ("ESSI") to explain the proposed acquisition by Cherokee Minerals and Oil, Inc. ("Cherokee") and to provide you with the relevant documents for the transaction.

     Cherokee is a publicly traded company, meaning that its shares are tradeable in the public market place. Cherokee's Over-the-counter Bulletin board symbol is "CKMR." Cherokee has no ongoing operations. ESSI has agreed to permit Cherokee to file to do business as Hydro Maid International, Inc. until the acquisition is completed at which time the name of Cherokee will be offically changed to Hydro Maid International, Inc. The stock symbol will also be changed as soon as practicable to be closely identified with the Hydro Maid name.

     ESSI is a privately held company with no public market for its shares.
By being acquired by Cherokee, ESSI will become a publicly traded company without going through the time and expense associated with registering its own securities. This letter provides an outline of the Agreement and Plan of Reorganization for the acquisition of all of the outstanding shares of common stock of ESSI by Cherokee.

     Enclosed you will find two packets of materials containing the following documents:

     Packet 1: (Large Packet-you keep.)

          Agreement and Plan of Reorganization with the following exhibits:
                         Exhibit A-List of ESSI Shareholders
                         Exhibit B-Letter of Intent
                         Exhibit C-Schedule of Options and Contingent
                                  Issuance of Shares
                         Exhibit D-Exceptions
                         Exhibit E-ESSI Patents
                         Exhibit F-ESSI Bank Accounts
                         Exhibit G-Cherokee Exceptions
                         Exhibit H-Cherokee Financial Statements (included in
                                   Cherokee's registration statement filed on
                                   Form 10-SB and its 10-QSB for the Quarter ended September 30, 1998)
                         Exhibit I-Cherokee Bank Accounts
                         Exhibit J-Form of Power of Attorney
               Accredited Investor Questionnaire
               Stock Power

     Packet 2: (Small Packet-return to ESSI in the return package.)

          Accredited Investor Questionnaire
          Signature Page to Agreement and Plan of Reorganization
          Stock Power
          Power of Attorney

     This first packet is for your record and includes a copy of each of the documents contained in the second packet. Additional information concerning Cherokee is available at the Securities and Exchange Commissions web site at www.sec.gov. You may also contact Joe Johnson, Cherokee's President, at (801) 550-9892. If you desire any further information concerning Cherokee.

     What should you do with the information provided?

     First, read the Accredited Investor Questionnaire to determine if you are an "accredited investor." This is an objective "net worth" test and does not depend on you education or investment experience. If you are an accredited investor, you may participate in the Plan immediately. If you are not an accredited investor and you want to participate in the Plan, you are provided the same opportunity to exchange your shares as all other participants in the Plan, but you may be required to wait up to six months to have your stock exchanged. All non-accredited investors, except the first 35 who return the required information and signature pages to our office, who choose to participate in the Plan will be subject to the waiting period. We encourage all investors to discuss the Plan with your attorney to help you decide if you should agree to the stock exchange.

     Second, read the Information Statement and the Plan, including Exhibits A through J, and the other documentation contained in both packets.

     Third, if after reviewing all of the materials enclosed you decide to participate in the exchange of ESSI shares of Cherokee shares, consider the following: If all shareholders of ESSI participate in the acquisition, existing ESSI shareholders will be diluted from 100% ownership in ESSI to approximately 92% ownership of Cherokee. In other words, after the acquisition, Cherokee shareholders will own aproximately 8% of the stock outstanding even though they have no ongoing operations or revenues, and ESSI shareholders will own approximately 92% of the stock outstanding.

     You also need to know that the Cherokee shares are unregistered and restricted and that you will commence a new holding period once the Plan is completed with respect to the Cherokee shares you receive; accordingly, you may not be able to sell these shares in the public market or avail yourself of the provisions of Rule 144 of the Securities and Exchange Commission for at least one year from the completion of your exchange.

     By accepting the Plan, you will be waiving any claims you may have arising our to ESSI's sale and your purchase ESSI shares in the past and the issuance of Cherokee shares in place of your ESSI shares. To determine available federal and state exemptions relied, upon by ESSI to offer and sell its shares involves a complex factual analysis of all ESSI documentation including all information provided to ESSI by its shareholders. Cherokee is requiring that all ESSI shareholders agree to waive and compromise all claims they may have related to the sale and purchase of ESSI shares, including federal and state securities law claims to avoid the otherwise necessary gathering, reviewing and analyzing of ESSI and its shareholder documentation gathered over the past six years.

     You should also understand that this Plan will not be completed unless persons owning at lest 80% of the ESSI shares agree to the Plan and stock exchange.

     Fourth, if, after you have reviewed all of the Exhibits and have had your questions answered, you want to participate in the Plan, please complete and sign all documents in Packet 2 and return them to us in the return evelope enclosed along with your ESSI stock certificate. (If you don't have your certificate, we are holding it for you and you need only return the signed documents.) The Power of Attorney permits me to execute any last minute documentation on you behalf as a shareholder to complete the transaction, and the Stock Power permits ESSI to cancel your ESSI certificate and Cherokee to issue a new certificate in its place.

     In the event 80% of the shareholders do not approve the Plan within 30 days, your ESSI stock certificate will be returned to you. If 80% of the shareholders do approve the Plan, a Cherokee stock certificate will be sent to you. Your new stock certificate will bear a restrictive legend as outlined in the Plan.

     If you want any further information regarding this transaction, please contact me at the ESSI office or ESSI's attorneys, Bruce H. Haglund at (949) 752-1100 or Ted B. Paulsen at (801)501-7800.

     We at ESSI greatly appreciate the support you have provided to us through the years, and we look forward to an exciting future.

                              Very truly yours,


                              /s/Culley W. Davis
CWD/lbc
enclosures
               AGREEMENT AND PLAN OF REORGANIZATION
                      See exhibit 10 above.
                ACCREDITED INVESTOR QUESTIONNAIRE
             ENVIRONMENTAL SYSTEMS & SOLUTIONS, INC.
                ACCREDITED INVESTOR QUESTIONNAIRE

     You, as a shareholder of Environmental Systems & Solutions, Inc. ("ESSI") are required to review this form to determine if you are an accredited or non-accredited investor. Accredited investors must complete this form and return it to participate in the Agreement and Plan of Reorganization (the "Plan"), whereby common stock shares of ESSI will be exchanged for common stock shares ("Shares") of Cherokee Minerals and Oil, Inc. ("Cherokee"). Accredited Investor shares will be exchanged at the Plan closing scheduled to occur in December 1998. Non-accredited investors, other than the first 35 who return the required information to ESSI's office, who choose to participate in the Plan, will be subject to a waiting period of up to six months before their shares are exchanged.

1.   Definition of Accredited Investor.

a. a natural person who had an individual income of more than $200,000 in each of the most recent two years or joint income with his or her spouse in excess of $300,000 in each of the most recent two years and reasonably expect to reach that same income level for the current year ("income," for purposes hereof, should be computed as follows: individual adjusted gross income as reported (or to be reported) on a Federal income tax return, increased by (1) any deduction of long-term capital gains under section 1202 of the Internal Revenue Code of 1986 (the "Code"), (2) any deduction for depletion under
Section 611 et seq. of the Code, (3) any exclusion for interest under Section 103 of the Code, and (4) any losses of a partnership as reported on Schedule E of Form 1040);

b. a natural person whose individual net worth (i.e., total assets in excess of total liabilities), or joint net worth with his or her spouse, will at the time of purchase of the Shares be in excess of $1,000,000;

c. a corporation, partnership, Massachusetts or similar business trust, or organization described in Section 501 (c)(3) of the Internal Revenue Code of 1986, as amended (tax exempt organization), not formed for the specific purpose of acquiring the Shares, having total assets in excess of $5,000,000; or

d. an entity (other than a trust) in which all of the equity owners meet the requirements of at least one of the above subparagraphs.

2.   Representations of Accredited Investor.   I represent and warrant that I
am an "Accredited Investor" as defined above, or I am acting in a fiduciary capacity for a person or entity exchanging the Shares and such person or entity is an Accredited Investor. I understand that the Company will be relying upon my representation that I am an Accredited Investor in determining my investor status for purposes of the Plan and Share exchange.



Dated:
                         (Signature of Shareholder)




                         (Print or Type Name of ESSI Shareholder)

                           STOCK POWER
ASSIGNMENT SEPARATE FROM CERTIFICATE

     FOR VALUE RECEIVED, I,                                       (name
of transferor), hereby sell, assign and transfer unto
                     (name of transferee),                   shares of the
Common Stock of Environmental Systems & Solutions,
Inc., a Nevada corporation (the "Corporation"), represented by certificate(s)
numbered        registered in my name on the books of said Corporation, and do hereby irrevocably constitute and appoint the Secretary of the Corporation as attorney-in-fact to transfer the said shares on the books of the Corporation, with full power of substitution in the premises.

Dated:


                                   (Signature of Transferor)


                                   (Print Name of Transferor)


[Hydro Maid letterhead]

November 18, 1998

Dear Shareholders:

     This letter is written in connection with the enclosed package containing the Agreement and Plan of Reorganization for the Acquisition of All of the Outstanding Shares of Common Stock of Environmental Systems & Solutions, Inc. by Cherokee Minerals and Oil, Inc.

     Exhibit "C" to the Agreement is a list of the shareholders of ESSI based on information available as of this date. However, our stock ledger and financial records are being audited to insure that the number of shares matches the investment made by each of you.

     If the number of shares set forth in the shareholders list does not correspond to your records, please contact me at your earliest opportunity so we can resolve the discrepancy.

     If the audit demonstrates that the number of shares set forth in the shareholders list is not accurate, ESSI reserves the right to adjust the number of shares to conform to the amount invested. However, no adjustment will be made until after you are contacted so we can discuss the cause for the discrepancy and resolve the matter.

     Thank you for your prompt attention to these matters.

                              Very truly yours,


                              /s/Culley W. Davis